Exhibit 10.3

STATE STREET BANK AND TRUST COMPANY

INDEMNIFICATION AGREEMENT

This Agreement is made as of the           day of                ,         , by and between State Street Bank and Trust Company, a corporation organized under the laws of the Commonwealth of Massachusetts (the “Bank”), and           (“Indemnitee”), a director of the Bank.

WHEREAS, it is essential to the Bank to retain and attract as directors the most capable persons available, and

WHEREAS, the substantial increase in corporate litigation subjects directors to expensive litigation risks.

NOW THEREFORE, for valuable consideration, receipt of which is acknowledged, the Bank and Indemnitee do hereby agree as follows:

1.                                       Definitions.  As used in this Agreement:

(a)                                  The term “Corporate Status” shall mean the status of a person who is or was or has agreed to become, a director of the Bank or who, while a director of the Bank, is or was serving at the Bank’s request as a director, officer, fiduciary, partner, employee, trustee or agent of, or in a similar capacity with, another corporation, partnership, joint venture, trust, employee benefit plan or other entity (“Other Organizations”).  A director is considered to be serving an employee benefit plan at the Bank’s request if his or her duties to the Bank also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan.  Set forth on Schedule A is a list, as of the date hereof, of all such Other Organizations.

(b)                                 The term “Disinterested Director” shall mean a director of the Bank who, at the time of a vote referred to in Paragraph 7 of this Agreement, is not (i) a party to the Proceeding, or (ii) an individual having a familial, financial, professional or employment relationship with Indemnitee, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director’s judgment when voting on the decision being made.

(c)                                  The term “Expenses” shall include, without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees and expenses of experts, travel expenses, duplicating costs, printing and binding costs, telephone and telecopy charges, postage, delivery service fees and other disbursements or expenses of the type customarily incurred in connection with a Proceeding, but shall not include the amount of judgments, fines or penalties against Indemnitee or amounts paid in settlement in connection with such matters.

(d)                                 The term “Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent:  (i) the Bank or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Bank or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.  The Bank agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(e)                                  The term “Liability” shall mean the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and all reasonable Expenses incurred in connection with a Proceeding.

(f)                                    The term “Proceeding” shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.

(g)                                 A “Change in Control” shall be deemed to occur upon the earliest of the following to occur:

(i)                                     the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Bank if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Bank (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then outstanding securities of the Bank entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”);

(ii)                                  individuals who, as of the date hereof, constitute the Board of Directors of the Bank (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Bank’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity (“Person”) other than the Board;

(iii)                               the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Bank (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to the such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Bank or all or substantially all of the Bank’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Bank or such corporation resulting from such business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

2.                                       Indemnification.

(a)                                  Subject to Paragraphs 3, 5 and 7, the Bank shall, to the fullest extent permitted by law (as such may be amended from time to time), indemnify Indemnitee in connection with any Proceeding as to which Indemnitee is, was or is threatened to be made a party (or is otherwise involved) by reason of Indemnitee’s Corporate Status.  In furtherance of the foregoing and without limiting the generality thereof, the Bank shall indemnify Indemnitee, if Indemnitee was, is or is threatened to be made a defendant or respondent in a Proceeding because of Indemnitee’s Corporate Status against Liability incurred in the Proceeding if (i) (1) Indemnitee conducted himself or herself in good faith, and (2) Indemnitee reasonably believed that his or her conduct was in the best interests of the Bank or that his or her conduct was at least not opposed to the best interests of the Bank, and (3) in the case of any criminal proceeding, Indemnitee had no reasonable cause to believe his or her conduct was unlawful, or (ii) Indemnitee engaged in conduct for which Indemnitee shall not be liable under a provision of the Bank’s Articles of Organization.

(b)                                 Indemnitee’s conduct with respect to an employee benefit plan for a purpose Indemnitee reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement that Indemnitee’s conduct was at least not opposed to the best interests of the Bank.

(c)                                  The termination of a Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that Indemnitee did not meet the relevant standard of conduct described in this Paragraph 2.

3.                                       Exceptions to Right of Indemnification.  Notwithstanding anything to the contrary in this Agreement, except as set forth in Paragraphs 8 and 10:

(a)                                  the Bank shall not indemnify Indemnitee in connection with a Proceeding (or part thereof) initiated by Indemnitee unless the initiation thereof was approved by the Board of Directors of the Bank (the “Board of Directors”); and

(b)                                 the Bank shall not be required to make any indemnification payment to Indemnitee to the extent Indemnitee has otherwise actually received such payment under any insurance policy, agreement or otherwise, and in the event the Bank makes any indemnification payment to Indemnitee and Indemnitee is subsequently reimbursed from the proceeds of insurance, Indemnitee shall promptly refund such indemnification payment to the Bank to the extent of such insurance reimbursement.

4.                                       Indemnification of Expenses of Successful Party.  Notwithstanding any other provision of this Agreement, in addition to and not in limitation of the rights set forth in Paragraph 2, to the extent that Indemnitee has been wholly successful, on the merits or otherwise, in the defense of any Proceeding to which Indemnitee was a party because of Indemnitee’s Corporate Status, Indemnitee shall be indemnified, to the fullest extent permitted by law (as such may be amended from time to time) against all reasonable Expenses incurred by Indemnitee in connection therewith.

5.                                       Notification and Defense of Claim.

(a)                                  As a condition precedent to Indemnitee’s right to be indemnified, Indemnitee must notify the Bank in writing as soon as practicable of any Proceeding for which indemnity will or could be sought by Indemnitee and provide the Bank with a copy of any summons, citation, subpoena, complaint, indictment, information or other document relating to such Proceeding with which Indemnitee is served.  With respect to any Proceeding of which the Bank is so notified, the Bank will be entitled (i) to participate therein at its own expense and/or (ii) to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to Indemnitee.  After notice from the Bank to Indemnitee of its election so to assume such defense, the Bank shall not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with such claim, other than as provided below in this Paragraph 5.  Indemnitee shall have the right to employ Indemnitee’s own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Bank of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Bank, (ii) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Bank and Indemnitee in the conduct of the defense of such action or (iii) the Bank shall not in fact have employed counsel to assume the defense of such action, in each of which cases the reasonable fees and expenses of counsel for Indemnitee shall be at the expense of the Bank, except as otherwise expressly provided by this Agreement, and provided that Indemnitee’s counsel shall cooperate reasonably with the Bank’s counsel to minimize the cost of defending claims against the Bank and Indemnitee.  The Bank shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Bank or as to which counsel for Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

(b)                                 The Bank shall not be required to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent.  The Bank shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent.  Neither the Bank nor Indemnitee will unreasonably withhold its or his or her consent to any proposed settlement.

6.                                       Advancement of Expenses.  In the event that (a) the Bank does not assume the defense pursuant to Paragraph 5 of this Agreement of any Proceeding to which Indemnitee is a party or is threatened to be made a party because of Indemnitee’s Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith and of which the Bank receives notice under this Agreement or (b) the Bank assumes such defense but Indemnitee is, pursuant to Paragraph 5 of this Agreement, nonetheless entitled to have the fees and costs of Indemnitee’s own counsel paid for by the Bank, any reasonable Expenses incurred by Indemnitee or on his or her behalf in defending such Proceeding shall be paid by the Bank in advance of the final disposition of such Proceeding; provided, however, that the payment of such Expenses incurred by Indemnitee or on his or her behalf in advance of the final disposition of such Proceeding shall be made only upon receipt of (a) a written affirmation of Indemnitee’s good faith belief that Indemnitee has met the applicable standard of conduct described in Paragraph 2 of this Agreement or that the Proceeding involves conduct for which Liability has been eliminated under a provision of the Bank’s Articles of Organization and (b) an unlimited undertaking by or on behalf of Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Bank as authorized in this Agreement.  The undertaking referred to in clause (b) above shall be an unlimited, unsecured general obligation of Indemnitee and shall be accepted without reference to Indemnitee’s financial ability to make repayment.  Any advances and undertakings to repay shall be interest-free.

7.                                       Procedures.

(a)                                  In order to obtain indemnification or advancement of Expenses pursuant to this Agreement, Indemnitee shall submit to the Bank a written request, including in such request such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification or advancement of Expenses.  Any such indemnification or advancement of Expenses shall be made promptly, and in any event within 60 days after receipt by the Bank of the written request of Indemnitee, subject to the provisions of Paragraph 7(b) and 7(c) below.

(b)                                 With respect to requests under Paragraph 2, indemnification shall be made unless the Bank determines that Indemnitee has not met the applicable standard of conduct set forth in Paragraph 2.  Any determination as to whether Indemnitee has met the applicable standard of conduct set forth in Paragraph 2, and any determination that Expenses that have been advanced pursuant to Paragraph 6 must be subsequently repaid to the Bank, shall be made in each instance (i) if there are two or more Disinterested Directors, by the Board of Directors by a majority vote of all the Disinterested Directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more Disinterested Directors appointed by such vote; (ii) by special legal counsel (A) selected in the manner prescribed in clause (i), or (B) if there are fewer than two Disinterested Directors, selected by Board of Directors, in which selection directors who do not qualify as Disinterested Directors may participate or (iii) by the shareholders of the Bank (but shares owned by or voted under the control of a director who at the time does not qualify as a Disinterested Director may not be voted on the determination).  Any such determination shall be made within the 60-day period referred to in Paragraph 7(a) (unless extended by mutual agreement by the Bank and Indemnitee).  For the purpose of the foregoing determination with respect to requests under Paragraph 2 or repayment of advanced Expenses, the Indemnitee shall be entitled to a presumption that he or she has met the applicable standard of conduct set forth in Paragraph 2.  The Bank acknowledges that the Indemnitee may settle a Proceeding in order to avoid expense, delay, distraction, disruption and uncertainty and that, therefore, any such settlement (with or without payment of money or other consideration) shall not in and of itself overcome the presumption set forth above.

(c)                                  Notwithstanding anything to the contrary set forth in this Agreement, if a request for indemnification pursuant to Paragraph 2 is made after a Change of Control, at the election of the Indemnitee made in writing to the Bank, any determination required to be made pursuant to Paragraph 7(b) above as to whether the Indemnitee has met the applicable standard of conduct or is required to repay advanced Expenses shall be made by Independent Counsel selected as provided in this Paragraph 7(c).  The Independent Counsel shall be selected by the Board of Directors.  Indemnitee may, within 10 days after written notice of selection shall have been given, deliver to the Bank, a written objection to such selection.  Absent a timely objection, the person so selected shall act as Independent Counsel.  If a written objection is made, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn.  If, within 20 days after submission by Indemnitee of a written request for Independent Counsel, no Independent Counsel shall have been selected and not objected to, either the Bank or Indemnitee may petition any court of competent jurisdiction for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person so appointed shall act as Independent Counsel under Paragraph 7(c) hereof.  The Bank shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Paragraph 7(c) hereof, and the Bank shall pay all reasonable fees and expenses incident to the procedures of this Paragraph 7(c), regardless of the manner in which such Independent Counsel was selected or appointed.

8.                                       Right to Seek Court-Ordered Indemnification and Advance of Expenses.  Nothing contained in this Agreement shall abrogate or limit the right of Indemnitee to apply to a court of competent jurisdiction for indemnification or an advance of Expenses to the extent then permitted by law.

9.                                       Indemnification for Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

10.                                 Remedies.  The right to indemnification and advancement of Expenses as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction if the Bank denies such request, in whole or in part, or if no disposition thereof is made within the applicable period referred to in Paragraph 7.  Unless otherwise required by law, the burden of proving that indemnification is not appropriate shall be on the Bank.  Neither the failure of the Bank to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Bank pursuant to Paragraph 7 that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the standard of conduct.  Indemnitee’s reasonable Expenses incurred in connection with successfully establishing his or her right to indemnification, in whole, or in part, in any such Proceeding shall also be indemnified by the Bank.

11.                                 Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Bank for some or a portion of the Expenses, judgments, fines, penalties or amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with any Proceeding but not, however, for the total amount thereof, the Bank shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines, penalties or amounts paid in settlement to which Indemnitee is entitled.

12.                                 Subrogation.  In the event of any payment under this Agreement, the Bank shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Bank to bring suit to enforce such rights.

13.                                 Term of Agreement.  This Agreement shall continue until and terminate upon the later of (a) six years after the date that Indemnitee shall have ceased to serve as a director of the Bank or, at the request of the Bank, as a director, officer, partner, trustee, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or (b) the final termination of all Proceedings pending on the date set forth in clause (a) in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by Indemnitee pursuant to Paragraph 8 of this Agreement relating thereto.

14.                                 Indemnification Hereunder Not Exclusive.  The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Bank’s Articles of Organization or Bylaws, any agreement, any vote of shareholders or directors of the Bank, any applicable law (common or statutory) or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding office for the Bank, and nothing in this Agreement shall be deemed to waive any such other rights.  Nothing in this Agreement shall be deemed to prohibit the Bank from purchasing and maintaining insurance, at its expense, to protect itself or

Indemnitee against any expense, liability or loss incurred by it or him or her in any such capacity, or arising out of Indemnitee’s status as such, whether or not Indemnitee would be indemnified against such expense, liability or loss under this Agreement.

15.                                 No Special Rights.  Nothing herein shall confer upon Indemnitee any right to continue to serve as a director of the Bank for any period of time, or at any particular rate of compensation.

16.                                 Savings Clause.  If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Bank shall nevertheless indemnify Indemnitee against Liabilities with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and this Agreement shall be interpreted to give effect, to the fullest extent permitted by applicable law, to the intent of the invalidated provision.

17.                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

18.                                 Successors and Assigns.  This Agreement shall be binding upon the Bank and its successors and assigns and shall inure to the benefit of the estate, heirs, executors, administrators and personal representatives of Indemnitee.

19.                                 Headings.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

20.                                 Modification and Waiver.  This Agreement may be amended from time to time to reflect changes in Massachusetts law or for other reasons.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof nor shall any such waiver constitute a continuing waiver.

21.                                 Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand or (b) if mailed by certified or registered mail with postage prepaid, on the third day after the date on which it is so mailed:

(i)	if to Indemnitee, to:	c/o State Street Bank and Trust Company
One Lincoln Street
Boston, MA 02111

(ii)	if to the Bank, to:	State Street Bank and Trust Company
One Lincoln Street
Boston, MA 02111
Attention: General Counsel

or to such other address as may have been furnished to Indemnitee by the Bank or to the Bank by Indemnitee, as the case may be.

22.                                 Applicable Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts.  Indemnitee may elect to have the right to indemnification or reimbursement or advancement of Expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advance of Expenses is sought.  Such election shall be made, by a notice in writing to the Bank, at the time indemnification or reimbursement or advancement of Expenses is sought; provided, however, that if no such notice is given, and if applicable Massachusetts law is amended enacted to permit further indemnification of directors and officers, then Indemnitee shall be indemnified to the fullest extent permitted under applicable law, as so amended or enacted.

23.                                 Limitations on Indemnification.  The provisions of this Agreement are subject to the limitations and prohibitions imposed by applicable federal law, including the Securities Act of 1933 and the Federal Deposit Insurance Act, and any regulations promulgated thereunder.

24.                                 Enforcement.  The Bank expressly confirms and agrees that it has entered into this Agreement in order to induce Indemnitee to serve or to continue to serve as a director of the Bank, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.

25.                                 Entire Agreement.  This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, whether oral or written, by any employee or representative of any party hereto in respect of the subject matter contained herein; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.  For avoidance of doubt, the parties confirm that the foregoing does not apply to or limit in any way Indemnitee’s rights under Massachusetts law or the Bank’s Articles of Organization or Bylaws.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

STATE STREET BANK AND TRUST COMPANY

Name:
Title:

INDEMNITEE: